EXHIBIT 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE REPRESENTED THEREBY, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

CAPSTONE THERAPEUTICS CORP.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. 1	January 30, 2018

Void after October 15, 2025.

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which are hereby acknowledged, BP Peptides, LLC, a Delaware limited liability company, or its registered assigns (as the case may be, the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from Capstone Therapeutics Corp., a Delaware corporation (the “Company”), up to six million, three hundred and twenty-one thousand, nine hundred and thirty (6,321,930) (the “Warrant Number”) duly authorized, validly issued, fully-paid and non-assessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $.0005 per share (the “Warrant Stock”), subject to adjustment as provided herein, at a purchase price equal to $.075 per share (the “Exercise Price”), subject to adjustment as provided herein. The term “Warrant” as used herein shall mean this warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Company and the Holder hereof, by the acceptance of this Warrant, agrees:

1.                  Term of Warrant.

(a)                Subject to the terms and conditions set forth herein, this Warrant shall be exercisable as to those Warrant Shares that have vested as set forth below (the "Vested Warrant Shares"), in whole or in part, commencing on the date hereof and ending on October 15, 2025 (subject to extension as provided below, the “Exercise Period”); provided, however, that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday or United States federally recognized holiday, the expiration date for this Warrant shall be extended to the first business day following such Saturday, Sunday or recognized holiday. The Warrant Shares shall vest quarterly in accordance with the schedule set forth on Schedule 1 hereto, with all such Warrant Shares being fully vested on October 15, 2020. Notwithstanding the foregoing, in the event of a Deferred Interest Repayment (as defined in Article 8 below), then all vesting shall immediately terminate and lapse as to any Warrant Shares that have not yet vested, and none of such Warrant Shares shall become Vested Warrant Shares.

(b)               Anything to the contrary notwithstanding, however, in no event may this Warrant be exercised if and to the extent that such exercise would be inconsistent with or constitute a violation of the Company's Tax Benefit Preservation Plan, as amended or modified from time to time.

2.                  Exercise of Warrant.

(a)                Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time during the Exercise Period as to the Vested Warrant Shares, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise attached hereto as Annex A duly completed and executed on behalf of the Holder, at the principal office of the Company or such other office or agency of the Company as it may designate by notice in writing to the Holder (the “Principal Office”), and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in any manner specified in this Section 2.

(b)               Issuance of Warrant Shares. The Warrant Shares issuable upon any exercise of this Warrant shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Shares as aforesaid. As promptly as practicable thereafter, but in any event within twenty (20) days, the Company shall deliver to the Holder, at the Company’s expense, a stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, also deliver to the Holder, at the Company’s expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

(c)                Payment of Exercise Price. The Exercise Price shall be payable in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America.

(d)               Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share as of the date of exercise.

3.                  Exchange and Replacement.

(a)                Manner of Exchange and Replacement. This Warrant is exchangeable, upon surrender of the Warrant by the Holder to the Company at the Principal Office, for new Warrants of like tenor registered in the Holder’s name and representing in the aggregate the right to purchase the same number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder at the time of surrender.

2

(b)               Issuance of New Warrant. Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and (ii) (A) in the case of loss, theft or destruction, an indemnity agreement reasonably satisfactory in form and substance to the Company or (B) in the case of mutilation, this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

4.                  Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any other matter submitted to the stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of capital stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

5.                  ADJUSTMENTs. The Exercise Price and the Warrant Number shall be subject to adjustment from time to time as provided in this Section 5.

(a)                Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5.

(b)               Split, Subdivision or Combination (Reverse Split) of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine (in a reverse-split or otherwise) the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the Warrant Number shall be proportionately increased, and (ii) in the case of a combination (in a reverse-split or otherwise), the Exercise Price for such securities shall be proportionately increased and the Warrant Number shall be proportionately decreased.

(c)                Mergers or Consolidations. If at any time there shall be a merger or consolidation of the Company with or into another corporation, provision shall be made so that the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price, the number of Equity Securities or other securities or property of the Company or the successor corporation resulting from such merger or consolidation to which a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation occurs. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrant Holder after the merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the Warrant Number) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

3

(d)               Certificate as to Adjustment.

(i)                 As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than 20 business days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)               As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

6.                  Transfer of Warrant.

(a)                Non-Transferability. This Warrant may not be assigned or transferred without the prior written consent of the Company. In the event that the Company agrees to such transfer, and subject to the further restrictions on transfer set forth in subsection (b) of this Section 6, this Warrant may be transferred by the Holder by (i) surrender of this Warrant to the Company, with the Assignment Form attached hereto as Annex B duly completed and executed on behalf of the Holder, at the Principal Office, and (ii) delivery of funds sufficient to pay any transfer tax arising as a result of such transfer. As promptly as practicable thereafter, but in any event within ten (10) days, the Company shall execute and deliver, at the Company’s expense, a new Warrant registered in the name of the assignee, and for the number of Warrant Shares, specified in the Assignment Form, which new Warrant shall in all other respects be identical to this Warrant. If this Warrant shall have been transferred only in part, the Company shall, at the time of delivery of the new Warrant to the assignee, also deliver to the Holder, at the Company’s expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

(b)               Compliance with Securities Laws.

(i)                 The Holder of this Warrant, by acceptance hereof, acknowledges that, in addition to the requirements set forth above, the transfer of this Warrant and the Warrant Shares, and the exercise of this Warrant, is subject to the Holder’s compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer.

4

(ii)               The certificate or certificates representing any Warrant Shares acquired upon exercise of this Warrant, and any securities issued in respect of such Warrant Shares upon the conversion thereof or any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE REPRESENTED HEREBY, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

7.                  Notices.

(a)                Events Requiring Notice to Holder. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any Equity Securities or other property; (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any other merger or consolidation of the Company; or (iii) any voluntary or involuntary dissolution, liquidation, winding up or bankruptcy of the Company (each, a “Record Event”), then and in each such Record Event, the Company shall give the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right; (B) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, dissolution, liquidation, winding up or bankruptcy is expected to become effective; and (C) the time, if any, that is to be fixed as to when the holders of record of Common Stock, Warrant Stock or other Equity Securities shall be entitled to exchange their shares of Common Stock, Warrant Stock or other Equity Securities for cash, securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, dissolution, liquidation, winding up or bankruptcy. In each such Record Event, the notice required by this Section 7(a) shall be delivered at least fifteen (15) days prior to the date specified in such notice; provided, however, that neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iii) hereof.

(b)               Manner of Notice. Whenever a notice is required to be given to the Holder pursuant to this Warrant (including, without limitation, any notice required by Section 8(a) above), such notice shall be delivered to the Holder’s address of record as shown on the books of the Company and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to Holder, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the Holder, and if not sent during normal business hours, then on the Holder’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

5

8.                  DEFINITIONS. The following definitions shall apply for all purposes of this Warrant:

(a)                “Board” shall mean the Board of Directors of the Company.

(b)               “Deferred Interest Repayment" shall mean the payment by the Company to the Buyer (as defined in the Loan Agreement) of all accrued but unpaid interest on the Loan (as defined in the Loan Agreement) accrued through the date of such payment, and the agreement in writing by the Company to make the remaining payments of interest quarterly in the manner specified in the Original Loan Agreement.

(c)                “Equity Securities” shall mean (i) any Common Stock or other capital stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or other capital stock of the Company (including any option, warrant or other right to subscribe for or purchase such a security), (iii) any security carrying any option, warrant or other right to subscribe for or purchase any Common Stock or other capital stock of the Company, or (iv) any such option, warrant or other right.

(d)               "Loan Agreement" shall mean the Original Loan Agreement, as amended by that certain First Amendment to Securities Purchase, Loan and Security Agreement, dated as of January 30, 2018.

(e)                "Original Loan Agreement" shall mean that certain Securities Purchase, Loan and Security Agreement, dated as of July 14, 2017, by and between the Company and BP Peptides, LLC.

(f)                “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(g)               “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

9.                  Miscellaneous.

(a)                Governing Law. This Warrant and any controversy arising out of or relating to this Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(b)               Prevailing Party’s Costs and Expenses. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, reasonable attorneys’ fees, incurred in such action, in addition to any other relief to which such party may be entitled.

6

(c)                Delays or Omissions. Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

(d)               Amendment and Waiver. No provision of this Warrant may be amended, modified or waived except upon the written consent of the party against whom such amendment, modification or waiver is to be enforced. The failure of any party to enforce any of the provisions of this Warrant shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

(e)                Binding Effect. This Warrant shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Warrant, their successors, legal representatives and assigns.

(f)                Severability. In the event one or more of the provisions of this Warrant should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Warrant, and this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)               Construction. Whenever the context requires, the gender of any word used in this Warrant includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Warrant, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

(h)               Headings. The headings and subheadings in this Warrant are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Warrant or any provision hereof.

[remainder of page intentionally left blank]

7

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above stated.

CAPSTONE THERAPEUTICS CORP.

By: /s/ John M. Holliman, III
Name: John M. Holliman, III
Its: Executive Chairman

ANNEX A

NOTICE OF EXERCISE

To:          CAPSTONE THERAPEUTICS CORP. (the “Company”)

1.                  The undersigned hereby elects to purchase _______________ Warrant Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in cash, together with all applicable transfer taxes, if any:

2.                  In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares to be issued upon exercise are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

HOLDER:

Date:	By:
Name:
Title:

ANNEX B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	No of Shares

and does hereby irrevocably constitute and appoint __________________ Attorney to make such transfer on the books of CAPSTONE THERAPEUTICS CORP., maintained for the purpose, with full power of substitution in the premises.

The Assignee represents that, by its acceptance hereof, the Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

Dated:

HOLDER:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

SCHEDULE 1

WARRANT COMMON SHARES AND WARRANT VESTING

		UNDERLYING
		WARRANT	WARRANT
INTEREST	INTEREST	COMMON	VESTING
DUE DATE	AMOUNT	SHARES	DATE

10/15/2017	$ 37,110.82	494,811	1/30/2018
1/15/2018	$ 36,711.78	489,490	1/30/2018
4/15/2018	$ 35,913.70	478,850	4/15/2018
7/15/2018	$ 36,312.74	484,170	7/15/2018
10/15/2018	$ 36,711.78	489,490	10/15/2018
1/15/2019	$ 36,711.78	489,491	1/15/2019
4/15/2019	$ 35,913.70	478,849	4/15/2019
7/15/2019	$ 36,312.74	484,170	7/15/2019
10/15/2019	$ 36,711.78	489,490	10/15/2019
1/15/2020	$ 36,695.43	489,272	1/15/2020
4/15/2020	$ 36,213.52	482,847	4/15/2020
7/15/2020	$ 36,213.52	482,847	7/15/2020
10/15/2020	$ 36,611.48	488,153	10/15/2020

	$ 474,144.77	6,321,930

(Warrant Exercise Price at $.075 per common share. The Exercise Price and number of common shares are subject to adjustment as described in Section 5 of the Warrant.)

2